                                                         EXHIBIT NUMBER (11)
                                                         TO 6/30/95 FORM 10-Q


   NORTHERN TRUST CORPORATION
COMPUTATION OF PER SHARE EARNINGS

                                                 Second Quarter Ended June 30                Six Months Ended June 30
                                               --------------------------------          --------------------------------
                                                  1995                 1994                 1995                 1994
                                               -----------          -----------          -----------          -----------
Computations Required by
- -----------------------
Regulation S-K
- --------------

Primary Earnings Per Share
- ---------------------------

Net Income Applicable to
  Common Shares                                $50,946,144          $46,968,577          $98,127,843          $90,732,442
                                               ===========          ===========          ===========          ===========

Weighted Average Number of Common
  and Common Equivalent Shares Outstanding

    Common Shares                               55,975,449           53,878,250           55,117,831           53,602,539

    Dilutive Effect of Common
      Equivalent Shares (A)

      Stock Options                                534,482              979,076              560,390              986,587

      Long Term Performance Stock Plan             355,597              393,575              339,360              375,782

      Other                                         12,502               10,157               10,357                7,978
                                               -----------          -----------          -----------          -----------

                                                56,878,030           55,261,057           56,027,938           54,972,886
                                               ===========          ===========          ===========          ===========

Net Income Per Common and
   Common Equivalent Share                           $0.90                $0.85                $1.75                $1.65
                                               ===========          ===========          ===========          ===========

(A) Determined by application of the treasury stock method.

                                                         EXHIBIT NUMBER (11)
                                                         TO 6/30/95 FORM 10-Q


   NORTHERN TRUST CORPORATION
COMPUTATION OF PER SHARE EARNINGS

                                                 Second Quarter Ended June 30                Six Months Ended June 30
                                               --------------------------------          --------------------------------
                                                  1995                 1994                 1995                 1994
                                               -----------          -----------          -----------          -----------
Computations Required by
- -----------------------
Regulation S-K
- --------------

Fully Diluted Earnings Per Share
- --------------------------------

Net Income Applicable to
  Common Shares                                $50,946,144          $46,968,577          $98,127,843          $90,732,442

Add Back:  Dividend on Series E Convertible
  Preferred Stock                                  785,353              768,277            1,562,500            1,545,328
                                               -----------          -----------          -----------          -----------
                                               $51,731,497          $47,736,854          $99,690,343          $92,277,770
                                               ===========          ===========          ===========          ===========

Weighted Average Number of Common
  and Common Equivalent Shares Outstanding

      Common Shares                             55,975,449           53,878,250           55,117,831           53,602,539

      Dilutive Effect of Common
        Equivalent Shares (A)

        Stock Options                              610,847              979,907              656,258            1,009,134

        Long Term Performance Stock Plan           372,812              393,575              349,420              376,574

        Other                                       14,514               10,157               11,680                8,167

    Other Potentially Dilutive Securities

      Equivalent Shares Assuming Conversion of
      Series E Convertible Preferred Stock       1,204,820            1,204,820            1,204,820            1,204,820
                                               -----------          -----------          -----------          -----------

                                                58,178,442           56,466,708           57,340,009           56,201,234
                                               ===========          ===========          ===========          ===========

Net Income Per Common and
  Common Equivalent Share                            $0.89                $0.85                $1.74                $1.64
                                               ===========          ===========          ===========          ===========

(A) Determined by application of the treasury stock method.